Exhibit 99.1

FOR IMMEDIATE RELEASE:
Media contacts: Randy Hall, Idea Hall 714-263-8723, Randy@ideahall.com	Investor Relations Contacts: Bank of Manhattan Terry Robinson, President and CEO (310) 606-8080
Krista Sparks, Idea Hall
714-263-8731, Krista@ideahall.com	Professional Business Bank
Mary Lynn Lenz, CEO
(626) 204-2460

Professional Business Bank and Bank of Manhattan

Announce Merger

Agreement Bolsters Two Southern California Community Banks in

Support of Southland Small Business Lending and Mortgage Banking

LOS ANGELES, November 22, 2011 — Professional Business Bank, a California chartered commercial bank (“PBB”), Bank of Manhattan, N.A., a national banking association (“Bank of Manhattan”) and Manhattan Bancorp (“MNHN”), the holding company and 100% shareholder of the Bank of Manhattan, announced today that they have entered into a definitive merger agreement along with CGB Holdings, Inc., the bank holding company and 92% shareholder of PBB (“CGBH”) and Carpenter Fund Manager GP, LLC, as general partner of Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (“Funds”), providing for a merger between PBB and Bank of Manhattan.

In the merger, each share of PBB common stock will be exchanged for a number of shares of MNHN common stock having a book value equal to the book value per share of PBB common stock acquired as of the end of the month preceding the month in which the closing occurs. Based on the book value of MNHN common stock and PBB common stock at September 30, 2011, if the merger had closed in October 2011, the

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exchange ratio would have been 1.5740 shares of MNHN common stock for each share of PBB common stock, which would have resulted in the former PBB shareholders owning approximately 64% of the MNHN shares after the merger. Prior to the transaction, the Funds, which constitute, on a combined basis, the largest shareholder group of both institutions, beneficially own 100% of the outstanding shares of CGBH and approximately 44% of the outstanding shares of MNHN.

Under the terms of the agreement, the combined bank will continue to serve its Southern California customer base through branch locations in Pasadena, Glendale, Montebello and El Segundo, and through mortgage offices in San Diego, Calabasas and West Los Angeles, under the brand names of Bank of Manhattan and Professional Business Bank.

At September 30, 2011, PBB had total assets of $259.7 million and total deposits of $212.1 million, while MNHN and Bank of Manhattan had total assets, on a combined basis, of $146.8 million and total deposits of $111.6 million. Upon closing of the merger, the combined bank will have approximately $407 million in assets and $324 million in deposits.

“We are pleased to be joining Professional Business Bank with Bank of Manhattan as a means to better serve our collective customer base and enhance shareholder value,” said Mary Lynn Lenz, CEO of Professional Business Bank. “Bank of Manhattan and Professional Business Bank share an equal focus on quality customer service. Combining the resources of our specialty in business banking with Bank of Manhattan’s expertise in mortgage lending and the mortgage capital markets creates a synergy that will benefit our customers,” added John Nerland, President and Chief Banking Officer of Professional Business Bank.

“The union of these two Los Angeles banks creates a stronger commercial bank with which to serve small business growth in the Southland and to support continued growth in our mortgage operations,” said Terry Robinson, President and CEO of Bank of Manhattan. “The combined bank will continue to offer a broad platform of products delivered by an exceptional management team that has the capital backing to meet the needs of its customers,” he said.

Mr. Robinson will serve as Chief Executive Officer, and Mr. Nerland will serve as President, of the combined bank following completion of the merger.

“We expect a seamless transition for our customers, and we believe the pending merger will enhance our ability to continue providing a truly local and personalized banking choice for our customers,” added Lenz.

The merger remains subject to customary regulatory and shareholder approvals and is expected to close in the first quarter of 2012.

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Advisors

Sandler O’Neill & Partners, L.P. is acting as financial advisor and Manatt, Phelps & Phillips, LLP is serving as legal counsel to MNHN and Bank of Manhattan in this transaction. D.A. Davidson & Co. is acting as financial advisor and King Holmes Paterno & Berliner, LLP is serving as legal counsel to PBB in this transaction.

About Professional Business Bank

Professional Business Bank is a full-service financial institution that serves the personal and business banking needs of Southern California businesses with an emphasis on companies located throughout the San Gabriel Valley and the Tri-Cities area. Professional Business Bank operates four branches located in both central and east Pasadena, Montebello and Glendale.

About Bank of Manhattan

Bank of Manhattan is a full service bank headquartered in the South Bay area of Los Angeles, Calif. Founded in 2007, Bank of Manhattan specializes in delivering relationship banking services and residential mortgages to entrepreneurs, family-owned and closely-held middle market businesses, real estate investors and professional service firms. Bank of Manhattan is owned by Manhattan Bancorp, a holding company that also owns MBFS Holdings, Inc., which owns a majority interest in Manhattan Capital Markets LLC. Manhattan Capital Markets LLC is a holding company for multiple wholly-owned subsidiaries, including BOM Capital LLC, a full service mortgage-centric broker/dealer.

About Carpenter & Company

Carpenter & Company is a bank holding company that established the Carpenter Community BancFunds in 2008, and now has a portfolio of invested banks in California that includes Bridge Bank in San Jose, Pacific Mercantile Bank in Costa Mesa, Plaza Bank in Irvine, Mission Community Bank in San Luis Obispo, California General Bank in Pasadena, and Bank of Manhattan in El Segundo, with ownership interests varying from 4.8 percent to more than 90 percent. Based in Irvine, California, Carpenter & Company has provided capital and strategic advice to the banking industry since 1974.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements describe future plans, strategies and expectations. Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management’s judgment about Manhattan, PBB and the combined bank, the banking industry and general economic conditions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.

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Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. You should not place undue reliance on these forward-looking statements.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the amount of the costs, fees, expenses and charges related to the proposed merger; the ability of the Bank of Manhattan, PBB and the combined bank to successfully execute their business plans and achieve their objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Bank of Manhattan, PBB or the combined bank conduct their operations; the continuation of historically low short-term interest rates; the results of regulatory examinations; new litigation or changes in existing litigation; future credit loss experience; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the operations or business of the Bank of Manhattan, PBB or the combined bank; loss of key personnel; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

Additional Information About the Merger and Where to Find It

MNHN intends to file a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, which will contain a joint proxy statement of MNHN and PBB and a prospectus of MNHN, with respect to the merger. The parties also will file other relevant materials with the SEC.  Shareholders of PBB, MNHN and other investors are urged to read the registration statement and joint proxy statement/prospectus, as well as any amendments or supplements to the registration statement or joint proxy statement/prospectus, because those documents will contain important information. Upon filing with the SEC, the registration statement and joint proxy statement/prospectus will be available free on the SEC’s website (http://www.sec.gov). The joint proxy statement/prospectus and other documents filed by MNHN with the SEC may also be obtained for free by accessing MNHN’s website at www.thebankofmanhattan.com/about/investor. MNHN and PBB will provide, without charge, copies of the joint proxy statement/prospectus, and any SEC filings incorporated by reference into the joint proxy statement/prospectus upon request, as follows:

Manhattan Bancorp, Attention Corporate Secretary, 2141 Rosecrans Avenue, Suite 1100, El Segundo, California 90245

Professional Business Bank, Attention Corporate Secretary, 199 South Los Robles Avenue, Suite 130, Pasadena, California 91101

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the Bank of Manhattan and PBB and their directors and executive officers may be deemed to be participants in the solicitation of proxies from MNHN shareholders in the proposed transaction. Information about MNHN’s directors and executive officers and their ownership of MNHN common stock is in MNHN’s definitive proxy statement on Schedule 14A for MNHN’s 2011 annual meeting of shareholders, filed with the SEC on April 18, 2011. This information can be obtained for free from MNHN using the contact information above. The joint proxy statement/prospectus for the proposed transaction between MNHN and PBB will provide additional information about participants in the solicitation of proxies from MNHN.

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